Exhibit 1.1

Execution Version

UNDERWRITING AGREEMENT

September 13, 2021

New York, New York

Barclays Capital Inc.

Citigroup Global Markets Inc.

Credit Agricole Securities (USA) Inc.

As Representatives of the several

Underwriters named in Schedule II hereto

c/o	Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

c/o	Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

c/o	Credit Agricole Securities (USA) Inc.
1301 Avenue of the Americas
New York, New York 10019

Ladies and Gentlemen:

Johnson Controls International plc, a public limited company organized under the laws of Ireland (the “Company”), and Tyco Fire & Security Finance S.C.A, a corporate partnership limited by shares (société en commandite par actions) incorporated and organized under the laws of the Grand Duchy of Luxembourg (the “Co-Issuer” and, together with the Company, the “Issuers” and each an “Issuer”), each confirms its agreement with each of the underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, with respect to the issue and sale by the Issuers and the purchase by the Underwriters, acting severally and not jointly, of the respective principal amounts set forth opposite their names in Schedule II hereto of $500,000,000 aggregate principal amount of the Issuers’ 2.000% Sustainability-Linked Senior Notes due 2031 (the “Securities”), to be issued under a base indenture dated as of December 28, 2016 (the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the seventh supplemental indenture (the “Seventh Supplemental Indenture”, and the Base Indenture, as supplemented by the Seventh Supplemental Indenture, the “Indenture”), to be dated as of the Closing Date, between the Issuers and the Trustee.

Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission (as defined herein) thereunder (the “Exchange Act”), on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 27 hereof.

This Agreement, the Indenture and the Securities are hereinafter referred to as the “Transaction Documents”.

1.     Representations and Warranties. Each of the Issuers, jointly and severally, represents and warrants to, and agrees with, each Underwriter, as of the Execution Time and the Closing Date, as set forth below in this Section 1.

(a)    Each of the Issuers meets the requirements for the use of Form S-3 under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (the “Act”), and has filed the Registration Statement with the Securities and Exchange Commission (the “Commission”). The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405), and the Registration Statement and any amendments thereto filed prior to the Execution Time became effective upon filing. The Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) has been received by either Issuer. The Issuers may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more Preliminary Prospectuses, each of which has previously been furnished to the Representatives. The Issuers will file with the Commission pursuant to Rule 424(b) a final supplement to the form of prospectus included in the Registration Statement relating to the Securities and the offering thereof. As filed, such final prospectus supplement shall include all information required by the Act and the rules and regulations thereunder to be included therein with respect to the Securities and the offering thereof and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Representatives prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Basic Prospectus and any Preliminary Prospectus) as the Issuers have advised the Representatives, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

(b)    On the Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (the “Trust Indenture Act”); on the Effective Date and at the Execution Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date, the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and conform in all material respects to the description thereof contained in the Disclosure Package and the Final Prospectus; and on the date of any filing pursuant to Rule 424(b), and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuers make no representation or warranty as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement, the Disclosure Package and the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Issuers by or on behalf of any Underwriter specifically for inclusion in the Registration Statement, the Disclosure Package or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(c)    As of the Initial Sale Time, the Disclosure Package, as amended or supplemented as of the Initial Sale Time, and the electronic road show dated September 2021 and any other electronic road show and road show that is a written communication, when taken together as a whole with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and no Issuer Free Writing Prospectus includes any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified; provided, however, that the Issuers make no representation or warranty with respect to any information contained in or omitted from the Disclosure Package in reliance upon and in conformity with information furnished in writing to the Issuers by any Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(d)    Each document filed by the Company pursuant to the Exchange Act which is incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus complied when so filed in all material respects with the applicable requirements of the Exchange Act.

(e)    Any document filed with the Commission and incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus or from which information is so incorporated by reference, subsequent to the Execution Time and prior to or on the Closing Date, when so filed or becoming effective, as the case may be, complies or shall comply in all material respects with the requirements of the Act and the Exchange Act, as applicable, and the rules and regulations thereunder.

(f)    The Issuers (including their agents and representatives, other than the Underwriters in their respective capacities as such) have not made, used, prepared, authorized, approved or referred to any Issuer Free Writing Prospectus that they were required to file with the Commission or retain under Rule 433 other than the Issuer Free Writing Prospectuses identified in Schedule III hereto.

(g)    (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time any Issuer or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was, is or will be, as the case may be, a Well-Known Seasoned Issuer.

(h)    (i) At the earliest time after the filing of the Registration Statement that the Issuers or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), each Issuer was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that such Issuer be considered an Ineligible Issuer.

(i)    Each Issuer is not and, after giving effect to the offering and issuance of the Securities and the application of the proceeds thereof (all as described in the Disclosure Package and the Final Prospectus), will not be, required to register as an “investment company” as defined in the Investment Company Act.

(j)    The Company is subject to and in full compliance with the reporting requirements of Section 13 and 15(d) under the Exchange Act.

(k)    The Company and its subsidiaries have not taken, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of any security of either Issuer, to facilitate the offering.

(l)    Each of the Company, the Co-Issuer and each significant subsidiary (as defined in Rule 1-02(w) of Regulation S-X) of the Company has been duly organized and is validly existing in good standing (or its equivalent, if any) under the laws of the jurisdiction in which it is chartered or organized, with full power and authority to own its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Final Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing (or its equivalent, if any) under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business and in which the failure to so qualify would have a Material Adverse Effect.

(m)    PricewaterhouseCoopers LLP, who have reported on the financial statements of the Company and its consolidated subsidiaries for the fiscal year ended September 30, 2020, included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus, is an independent registered public accounting firm with respect to the Company as required by the Act and the rules and regulations thereunder.

(n)    The Company has not received from the Commission any written comments, questions or requests for modification of disclosure in respect of any reports filed with the Commission pursuant to the Exchange Act and incorporated by reference into the Registration Statement, the Disclosure Package and the Final Prospectus.

(o)    The financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus present fairly in all material respects the consolidated financial position of the Company and its subsidiaries as of the respective dates indicated, and the consolidated results of the operations and the consolidated cash flows of the Company and its subsidiaries for the periods specified. Such consolidated financial statements comply as to form with the applicable accounting requirements of the Act and the rules and regulations thereunder and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be stated in the related notes thereto. The supporting schedule included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus presents fairly the information required to be stated therein.

(p)    The selected consolidated financial data of the Company included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus presents fairly the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(q)    The Company has an authorized capitalization as set forth in the Registration Statement, the Disclosure Package and the Final Prospectus and all the outstanding shares of capital stock or other equity interests of each significant subsidiary (as defined in Rule 1-02(w) of Regulation S-X) of the Company (including the Co-Issuer) have been duly and validly authorized and issued, are fully paid and nonassessable and, except as otherwise set forth in the Registration Statement, the Disclosure Package and the Final Prospectus, are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(r)    The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to their respective management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their respective disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(s)    No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Issuers, threatened that could reasonably be expected to have (i) a material adverse effect on the performance by the Issuers of the Transaction Documents or consummation of the transactions contemplated thereby or by the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) or the offer, issuance and sale of the Securities or (ii) a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(t)    The Company, in respect of itself and its subsidiaries, maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies in all material respects with the requirements of the Exchange Act and has been designed by, or under the supervision of, its respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There are no material weaknesses in the Company’s internal control over financial reporting with respect to the Company and its subsidiaries.

(u)    There is and has been no failure on the part of the Company or any of its directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(v)    There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid under the tax laws of Ireland or Luxembourg in connection with the execution and delivery of the Transaction Documents or the offer, issuance and sale by the Issuers of the Securities, except with respect to Luxembourg, for registration duties (droits d’enregistrement) which will become payable upon any of the Transaction Documents being physically attached (annexé(s)) to a public deed or to any other document subject to mandatory registration, in which case either a nominal registration duty or an ad valorem duty (of, for instance, 0.24 (zero point twenty four) per cent of the amount of the payment obligation mentioned in the document so registered) will be payable depending on the nature of the document to be registered, or upon voluntary registration of the Transaction Documents with the Administration de l’Enregistrement, des Domaines et de la TVA.

(w)    Except as to matters disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus: (i) none of the Company, any of its subsidiaries or, to the knowledge of the Issuers, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries has taken any action, directly or indirectly, that would result in a material violation by such persons of either (A) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or (B) the U.K. Bribery Act 2010 (the “Bribery Act”); and (ii) the Company, its subsidiaries and, to the knowledge of the Issuers, their affiliates have conducted their businesses in compliance in all material respects with the FCPA and the Bribery Act and have instituted and maintain policies and procedures designed to ensure continued compliance therewith. No part of the proceeds of the offering of the Securities will be used, directly or, to the knowledge of the Issuers, indirectly, in violation of the Foreign Corrupt Practices Act of 1977 or the U.K. Bribery Act 2010, each as may be amended, or similar law of any other relevant jurisdiction, or the rules or regulations thereunder.

(x)    Except as to matters disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, (i) the operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and (ii) no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Issuers, threatened.

(y)    Except as to matters disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, none of the Company, any of its subsidiaries or, to the knowledge of the Issuers, any director, officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is currently subject to any international economic sanctions administered or enforced by the U.S. Department of State, the U.S.

Department of the Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, or Her Majesty’s Treasury (UK) (collectively, the “Authorities”), nor is the Company or the Co-Issuer operating, organized or resident in a country or territory to the extent such country or territory itself is the subject of sanctions administered or enforced by the Authorities (on the date hereof, Crimea region, Cuba, Iran, North Korea and Syria); and the Issuers will not directly or, to their knowledge, indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, to fund any activities of or business with any person, government, country, or territory that, at the time of such funding, is subject to sanctions administered or enforced by the Authorities.

(z)    None of the Company nor its subsidiaries is subject to Regulation (EU) No 596/2014 of the European Parliament and of the Council of 16 April 2014 on market abuse or any related implementing regulations.

(aa)    None of the execution, delivery and performance by the Issuers of the Transaction Documents, or consummation of the transactions contemplated thereby or by the Disclosure Package and the Final Prospectus, or the conduct or consummation of the offering, issuance and sale of the Securities, will conflict with, result in a breach or violation of, or constitute a default under (i) any applicable law or (ii) the charter or by-laws, or the other organizational documents, as applicable, of either Issuer or (iii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or bound, or any judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries, except in the case of clauses (i) and (iii), as would not have a Material Adverse Effect.

(bb)    No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency is required for the execution, delivery and performance by the Issuers of the Transaction Documents, or consummation of the transactions contemplated thereby or by the Disclosure Package and the Final Prospectus, except such as have been obtained or made and are in full force and effect and except as may be required under the Act or applicable state or foreign securities or blue sky laws.

(cc)    This Agreement has been duly authorized, executed and delivered by each Issuer.

(dd)    (i) The Base Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles; and (ii) the Seventh Supplemental Indenture has been duly authorized by each Issuer and, as of the Closing Date, will have been duly qualified under the Trust Indenture Act and will have been duly executed and delivered by each Issuer, and will constitute a valid and binding agreement of each Issuer, enforceable against each Issuer in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(ee)    The Securities have been duly authorized by each Issuer and, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will have been duly executed and delivered by each Issuer, and will constitute valid and binding obligations of each Issuer entitled to the benefits of the Indenture and enforceable in accordance with their terms and the terms of the Indenture, except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(ff)    The Securities and the Indenture conform in all material respects to the descriptions thereof in the Disclosure Package and the Final Prospectus.

(gg)    No holders of securities of the Issuers have rights to the registration of such securities under the Registration Statement.

(hh)    Since the date of the most recent financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus, (i) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position or results of operations of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with the business of the Company and its subsidiaries, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case of clauses (i), (ii) and (iii) as otherwise disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus.

(ii)    Each of the Company and its subsidiaries has filed all non-U.S., federal, state and local tax returns (including foreign, national, local or other) that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect), and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect.

(jj)    Except as would not have a Material Adverse Effect, (i) there has been no security breach or incident, unauthorized access to or disclosure or other compromise of any information technology and computer systems, networks, hardware, software, websites, applications, and databases used in the businesses of the Company or its subsidiaries (or any data, including “personal data,” “personal information,” “nonpublic personal information,” or other similar terms as defined by applicable laws) that is processed or stored thereby (collectively, “IT Systems”); (ii) neither the Company nor its subsidiaries have been notified of any security breach or incident, unauthorized access to or disclosure or other compromise to any IT Systems and has never been required to notify any governmental or regulatory authority or other person of same; (iii) the Company and its subsidiaries have not received any written notice, request, claim, complaint, correspondence, or other communication from any governmental or regulatory authority or other person regarding same; (iv) the IT Systems operate and perform as necessary to operate the Company’s businesses, and do not contain any material “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” “ransomware,” “worm,” or other disabling or malicious codes and the Company and its subsidiaries have implemented and maintain commercially reasonable controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of the IT Systems; and (v) the Company and its subsidiaries are presently in compliance with all applicable federal, state, local and foreign laws or statutes and all judgments, orders, rules and regulations of any governmental or regulatory authority (and all industry standards and internal and external policies and contractual obligations) relating to the privacy and security of IT Systems and to the protection of such IT Systems from unauthorized use, access, misappropriation or modification.

(kk)    Except (1) as to matters disclosed in the Registration Statement, the Disclosure Package and the Final Prospectus, or (2) as would not reasonably be expected to have a Material Adverse Effect: (i) neither the Company nor any of its subsidiaries has received any written claims against them alleging potential liability under, or responsibility for violation of, any Environmental Law (as defined below) related to the businesses, operations or properties of the Company or any of its subsidiaries, and the businesses, operations and properties of the Company and its subsidiaries are in compliance with all applicable Environmental Laws; (ii) none of the Company or its subsidiaries, and to the knowledge of the Issuers, no other person has caused a Release (as defined below) of Hazardous Material on, at, under or from any property currently or, to the knowledge of the Issuers, formerly owned or operated by the Company or any of its subsidiaries which (x) constitute a violation of, or (y) require or would reasonably be expected to require response or other corrective action under, applicable Environmental Laws, which violations, response or other corrective actions, in the aggregate, would reasonably be expected to result in a Material Adverse Effect; and (iii) none of the Company or any of its subsidiaries are undertaking, either individually or together with other parties, any investigation, response or other corrective action relating to any actual or threatened Release of Hazardous Materials at any location, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any applicable Environmental Law. As used herein: (i) “Environmental Laws” means any and all federal, state, local and foreign statutes, laws, including common law, regulations or ordinances, rules, judgments, orders, decrees, permits, licenses or restrictions imposed by a governmental or regulatory authority relating to pollution or protection of the environment and protection of human health (to the extent relating to exposure to Hazardous Materials), including those relating to the generation, use, handling, storage, transportation, treatment or Release or threat of Release of Hazardous Materials; (ii) “Hazardous Materials” means all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, toxic mold, polychlorinated biphenyls, per- and polyfluoroalkyl substances, perfluorooctanoic acid or perfluorooctane sulfonate, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated as “hazardous” or “toxic,” or as a “pollutant” or a “contaminant,” pursuant to any applicable Environmental Law; and (iii) “Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Material (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material) into the environment or into, from or through any building or structure.

(ll)    Any certificate signed by any officer of the Company or the Co-Issuer and delivered to an Underwriter or counsel for the Underwriters in connection with the offering shall be deemed a representation and warranty by the Company or the Co-Issuer, as applicable, as to matters covered thereby to the Underwriters.

2.     Purchase and Sale. In reliance upon the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, the Issuers agree to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Issuers, at the purchase price set forth in Schedule I hereto, the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto.

3.     Delivery and Payment. Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto, or such later date not later than five Business Days after such specified date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Issuers or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities specified in Schedule I being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Issuers by wire transfer payable in same-day funds to an account specified by the Issuers. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

4.     Agreements of the Issuers. Each of the Issuers, jointly and severally, agrees with the several Underwriters that:

(a)     During the period beginning with the Initial Sale Time and ending on the later of the Closing Date or such date as, in the opinion of counsel for the Underwriters, the Final Prospectus is no longer required by law to be delivered in connection with the initial offering or sale of the Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172) (the “Prospectus Delivery Period”), the Issuers will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Basic Prospectus unless, in each case, the Issuers have furnished the Representatives a copy for their review prior to such time, and the Issuers will not file any such proposed amendment or supplement to which the Representatives reasonably object. Subject to the foregoing sentence, the Issuers will cause the Final Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filings.

(b)     During the Prospectus Delivery Period, the Issuers will promptly advise the Representatives (i) when the Final Prospectus and any Issuer Free Writing Prospectus, and any supplements or amendments thereto, have been filed with the Commission pursuant to Rules 424(b) and 433, respectively, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement has been filed or becomes effective, (iii) of any request by the Commission for any amendment of the Registration Statement or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Issuers of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Issuers will use their reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, and subject to the first sentence of paragraph (a) of this Section 4, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(c)     The Issuers will prepare a final term sheet, containing solely a description of the Securities and the offering thereof, substantially in the form approved by you and attached as Schedule IV hereto, and will file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

(d)     If, during the Prospectus Delivery Period, any event occurs as a result of which, the Final Prospectus, the Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus, the Disclosure Package or any Issuer Free Writing Prospectus to comply with the Act or the Exchange Act or the respective rules and regulations thereunder, the Issuers promptly will (i) notify the Representatives of such event, (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment to the Registration Statement, a new registration statement or an amendment or supplement to the Disclosure Package and the Final Prospectus that will correct such statement or omission or effect such compliance, (iii) use their reasonable best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable and (iv) supply any supplemented Final Prospectus to the Representatives in such quantities as may be reasonably requested.

(e)     As soon as practicable, the Issuers will make generally available to their security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy Section 11(a) of the Act and Rule 158 under the Act.

(f)     The Issuers will furnish to the Representatives, without charge, copies of the Registration Statement (including exhibits thereto) and, during the Prospectus Delivery Period, as many copies of any Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any amendments or supplements thereto as the Representatives may reasonably request.

(g)     The Issuers (i) will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may reasonably designate, (ii) will maintain such qualifications in effect so long as required for the distribution of the Securities (provided that the Issuers will not be required to qualify to do business in any jurisdiction where they are not now qualified or to take any action that would subject them to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where they are not now subject), (iii) will arrange for the determination of the legality of the Securities for purchase by institutional investors and (iv) will pay any fee of FINRA in connection with its review of the offering.

(h)     The Issuers will cooperate with the Underwriters and use their best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

(i)     The Issuers agree to pay the costs and expenses relating to the transactions contemplated hereunder, including without limitation the following: (i) the preparation of this Agreement and the other Transaction Documents, the issuance of the Securities and the fees of the Trustee; (ii) the preparation, printing or reproduction of and filing with the Commission of the Registration Statement, the Disclosure Package, the Final

Prospectus, each Issuer Free Writing Prospectus and each amendment or supplement thereto; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Disclosure Package and the Final Prospectus (and all amendments or supplements thereto) as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp, transfer or similar taxes in connection with the original issuance and sale of the Securities and initial resales thereof by the Underwriters; (v) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vi) any registration or qualification of the Securities for offer and sale under the blue sky laws of the several states or any non-U.S. jurisdiction (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with FINRA relating to the Securities (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (viii) transportation and other expenses incurred by or on behalf of the Issuers’ representatives in connection with presentations to prospective purchasers of the Securities, including in roadshows; (ix) the fees and expenses of the Issuers’ accountants and the fees and expenses of counsel (including local and special counsel) for the Issuers; (x) fees and expenses incurred in connection with listing the Securities on the NYSE; (xi) any fees payable in connection with the rating of the Securities with the ratings agencies; and (xii) all other costs and expenses incident to the performance by the Issuers of their obligations hereunder. The Issuers will pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(j)     During the Prospectus Delivery Period, the Issuers will not, without the prior written consent of the Representatives, prepare, use, authorize, approve or refer to any Issuer Free Writing Prospectus where, as a result of such preparation, use, authorization, approval or reference, the Issuers would be required to file the Issuer Free Writing Prospectus with the Commission or retain the Issuer Free Writing Prospectus under Rule 433 and the Issuers will not file any Issuer Free Writing Prospectus with the Commission (other than the Issuer Free Writing Prospectuses identified in Schedule III hereto, the electronic road show dated September 2021 and any other electronic road show and road show that is a written communication, and any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package). Any such Free Writing Prospectus consented to by the Representatives or the Issuers is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Issuers agree that (i) they will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) they will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(k)     The Issuers will not, and will not permit any of their affiliates to, resell any Securities that have been acquired by them, except for Securities resold in a new transaction registered under the Act.

(l)     Neither Issuer will, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by either Issuer or any affiliate of either Issuer or any person in privity with either Issuer or any affiliate of either Issuer), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any debt securities issued or guaranteed by such Issuer (other than the Securities) or publicly announce an intention to effect any such transaction, until the Closing Date.

(m)     The Issuers will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of either Issuer to facilitate the sale or resale of the Securities.

(n)     The Issuers will not take any action or omit to take any action (such as issuing any press release related to any Securities without an appropriate legend) which may result in the loss by the Underwriters of the ability to rely on any stabilization safe harbor provided by the U.K. Financial Services Authority under the FSMA.

(o)     The Issuers will retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433.

(p)     The Issuers will use the net proceeds from the offering as set forth in the Disclosure Package and the Final Prospectus.

5.     Agreements of the Underwriters. Each Underwriter, severally and not jointly, agrees with the Issuers that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any Free Writing Prospectus (which term includes use of any written information furnished to the Commission by the Issuers and not incorporated by reference into the Registration Statement, the Disclosure Package or the Final Prospectus or any press release issued by the Issuers) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Schedule III, the electronic road show dated September 2021 and any other electronic road show and road show that is a written communication, or Permitted Free Writing Prospectus prepared pursuant to Section 4(j) above or (iii) any free writing prospectus prepared by such Underwriter and approved by the Issuers in advance in writing. Notwithstanding the foregoing, the Underwriters may use a term sheet substantially in the form of Schedule IV hereto without the consent of the Issuers.

6.     Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Issuers contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Issuers made in any certificates pursuant to the provisions hereof, to the performance by the Issuers of their obligations hereunder and to the following additional conditions:

(a)     The Registration Statement shall have become effective; the Final Prospectus, and any supplement thereto, shall have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 4(c) hereto, and any other material required to be filed by the Issuers pursuant to Rule 433(d), shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; if filing of any Issuer Free Writing Prospectus is required by Rule 433, each such Issuer Free Writing Prospectus shall have been filed in the manner and within the time period required by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)     The Representatives shall have received an opinion of (i) Arthur Cox, Irish counsel to the Company and (ii) Allen & Overy SCS, Luxembourg counsel to the Co-Issuer, in each case dated the Closing Date and in form and substance reasonably satisfactory to the Representatives.

(c)     The Representatives shall have received an opinion and 10b-5 statement of Simpson Thacher & Bartlett LLP, counsel for the Issuers, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(d)     The Representatives shall have received from Latham & Watkins LLP, counsel for the Underwriters, an opinion and 10b-5 statement, dated the Closing Date, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Disclosure Package and the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Issuers shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(e)     The Issuers shall have furnished to the Representatives a certificate of the Issuers, signed by the Chief Executive Officer and the principal financial or accounting officer of the Company and an authorized representative of the Co-Issuer, respectively, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, the Disclosure Package and any

amendments or supplements thereto, as well as each electronic road show and any other road show that is a written communication, used in connection with the offering of the Securities, and this Agreement and that:

(i)     no stop order suspending the effectiveness of the Registration Statement or any notice objecting to the use of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the Issuers’ knowledge, threatened;

(ii)     the representations and warranties of each Issuer in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and each Issuer has complied hereunder with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; and

(iii)         solely with respect to the certificate of the Issuer, since the date of the most recent financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus (exclusive of any amendments or supplements thereto after the Execution Time other than those to which the Underwriters have not objected or have consented, as applicable, pursuant to Section 4 hereof), there has not been a change, or development involving a prospective change, in or affecting the business, properties, management, financial position or results of operations of the Company and its subsidiaries that would have a Material Adverse Effect, except as set forth in or contemplated in the Final Prospectus and the Disclosure Package (exclusive of any amendments or supplements thereto after the Execution Time other than those to which the Underwriters have not objected or have consented, as applicable, pursuant to Section 4 hereof).

(f)     At the Execution Time and on the Closing Date, the Issuers shall have requested and caused PricewaterhouseCoopers LLP to furnish to the Representatives letters, dated respectively as of the date of this Agreement and the Closing Date, in form and substance reasonably satisfactory to the Representatives, confirming that it is an independent accountant within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three Business Days prior to the Closing Date.

References to the Registration Statement, any Preliminary Prospectus and the Final Prospectus in this paragraph (f) include any amendments or supplements thereto at the date of the letter.

(g)     Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof after the Execution Time other than those to which the Underwriters have not objected or have consented, as applicable, pursuant to Section 4 hereof), the Final Prospectus (exclusive of any supplement thereto after the Execution Time other than those to which the Underwriters have not objected or have consented, as applicable, pursuant to Section 4 hereof) or any Issuer Free Writing Prospectus (exclusive of any supplement thereto after the Execution Time other than those to which the Underwriters have not objected or have consented, as applicable, pursuant to Section 4 hereof), there shall not have been (i) any change specified in the Closing Date comfort letter referred to in paragraph (f) of this Section 6 from the letter or letters dated the date hereof referred to in paragraph (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the business, properties, management, financial position or results of operations of the Company and its subsidiaries on a consolidated basis, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Final Prospectus (in each case, exclusive of any supplement or amendment thereto other than those to which the Underwriters have not objected or have consented, as applicable, pursuant to Section 4 hereof) the effect of which in any case referred to in paragraph (g)(i) or (ii) of this Section 6, is, in the sole judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement, the Disclosure Package, the Final Prospectus and any Issuer Free Writing Prospectus (exclusive of any supplement thereto after the Execution Time other than those to which the Underwriters have not objected or have consented, as applicable, pursuant to Section 4 hereof).

(h)     Subsequent to the earlier of the Initial Sale Time and the Execution Time, there shall not have been any decrease in the rating of any of either Issuer’s debt securities by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(i)     The Securities shall be eligible for clearance and settlement through The Depository Trust Company.

(j)     Prior to the Closing Date, the Issuers shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request for the purpose of enabling them or their counsel to pass upon the issuance of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions herein contained.

If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Issuers in writing or by telephone or facsimile confirmed in writing.

7.     Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Issuers to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Issuers will reimburse the Underwriters severally upon demand for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8.     Indemnification and Contribution. (a) Each of the Issuers, jointly and severally, agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal, state or foreign statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) relate to, arise out of, or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Basic Prospectus, any Preliminary Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus or the Disclosure Package, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Issuers will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein, in reliance upon and in conformity with written information furnished to the Issuers by or on behalf of any Underwriter specifically for inclusion therein, it being understood and agreed that only such information furnished by or on behalf of any Underwriter consists of the information described as such in this Section 8. This indemnity agreement will be in addition to any liability that the Issuers may otherwise have.

(b)     Each Underwriter severally and not jointly agrees to indemnify and hold harmless each of the Issuers, each of their respective directors and officers, and each person who controls either of the Issuers within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from each Issuer to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Issuers by or on behalf of such Underwriter specifically for inclusion in the Registration Statement, the Preliminary Prospectus or Final Prospectus (or in any amendment or supplement thereto). This indemnity agreement will be in addition to any liability that such Underwriter may otherwise have. The Issuers acknowledge that the percentage in the third paragraph under the heading “Underwriting” relating to concessions and the statements set forth in the ninth and tenth paragraphs under the heading “Underwriting” relating to stabilization activities in any Preliminary Prospectus or the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the documents referred to in the foregoing indemnity, and the Representatives confirm that such statements are correct.

(c)     Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent the indemnifying party is prejudiced as a result of such failure through the loss of substantial defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ one separate counsel (and local counsel, if required) and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d)     In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Issuers and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Issuers and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and by the Underwriters on the other from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Issuers and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuers on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Issuers shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information provided by the Issuers on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such alleged untrue statement or omission. The Issuers and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding anything to the contrary above (other than with respect to uncovered losses), in no event shall any Underwriter be responsible under this paragraph for any amounts in excess of the amount by which the total underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder (exclusive of amounts paid for reimbursement of expenses under this Agreement, including this Section 8, and amounts paid under this Section 8) exceeds the amount of any damages, that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee, affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls either Issuer within the meaning of either the Act or the Exchange Act, each officer and each director of either Issuer shall have the same rights to contribution as the Issuers, subject in each case to the applicable terms and conditions of this paragraph (d). For the avoidance of doubt, the contribution obligations of the Underwriters under this paragraph (d) are several and not joint.

9.     Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Issuers. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Issuers and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10.     Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Issuers prior to delivery of and payment for the Securities, if prior to such time (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, or (iii) there shall have occurred (1) any material disruption in commercial banking or securities settlement or clearance services, (2) any outbreak or escalation of hostilities, act of terrorism, attack on the United States, declaration by the United States of a national emergency or war or other calamity or crisis or (3) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls, and, with respect to either (1), (2) or (3) above, the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any supplement thereto after the Execution Time other than those to which the Underwriters have not objected or have consented, as applicable, pursuant to Section 4 hereof).

11.     Representations and Indemnities to Survive. The respective agreements, representations, warranties, acknowledgments, indemnities and other statements of the Issuers or their officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Issuers or any of the officers, directors, employees, affiliates, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.     Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or telefaxed to the Representatives, Barclays Capital Inc., 745 Seventh Avenue, New York, NY 10019, Facsimile: 1-646-834-8133, Attention: Syndicate Registration, with a copy, in the case of any notice pursuant to Section 8 hereof, to the Director of Litigation, Office of the General Counsel, Barclays Capital Inc., 745 Seventh Avenue, New York, New York 10019; Citigroup Global Markets Inc., 388 Greenwich Street, New York, NY 10013, Facsimile: 1-646-291-1469, Attention: General Counsel; and Credit Agricole Securities (USA) Inc., 1301 Avenue of the Americas, New York, NY 10019, Attention: Fixed Income Syndicate or, if sent to the Issuers, will be mailed, delivered or telefaxed to them at Johnson Controls International plc, 5757 N. Green Bay Avenue, Milwaukee, Wisconsin 53209, Attention: General Counsel, facsimile number: 1-414-524-2299, email: CO-General.Counsel@jci.com.

13.     Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, affiliates, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14.     Patriot Act Compliance. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Issuers, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

15.     No Fiduciary Duty. Each Issuer acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Issuers with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, either Issuer or any other person. Additionally, neither the Representatives nor any other Underwriter is advising either Issuer or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. Each Issuer shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Issuers with respect thereto (irrespective of whether any of the Underwriters has advised or is currently advising either Issuer on related or other matters). Any review by the Underwriters of the Issuers, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Issuers.

16.     Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Issuers and the Underwriters, or any of them, with respect to the subject matter hereof.

17.     Jurisdiction. Each Issuer agrees that any suit, action or proceeding against such Issuer brought by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any suit, action or proceeding. Each Issuer hereby appoints CT Corporation System, 111 Eighth Avenue, New York, New York 10011 as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein that may be instituted in any State or U.S. federal court in The City of New York and County of New York, by any Underwriter, the directors, officers, employees, affiliates and agents of any Underwriter, or by any person who controls any Underwriter, and expressly accepts the exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. Each Issuer hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and each Issuer agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon each Issuer.

18.     Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York. Any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any transaction or conduct in connection herewith, is waived.

19.     TRIAL BY JURY. EACH ISSUER (ON ITS BEHALF AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ON BEHALF OF ITS STOCKHOLDERS AND AFFILIATES) AND EACH OF THE UNDERWRITERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

20.     Currency. Each reference in this Agreement to U.S. dollars (the “relevant currency”), including by use of the symbol “$”, is of the essence. To the fullest extent permitted by law, the obligation of the Issuers in respect of any amount due under this Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Issuers will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligation of the Issuers not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

21.     Taxes. All payments to the Underwriters due under this Agreement are to be made free and clear of, and without deduction for, any applicable taxes, unless such deduction or withholding is required by applicable law. The Issuers will pay such additional amounts as will result in each Underwriter receiving and retaining (after any deduction or withholding) an amount equal to the payment that would have been due if no such deduction or withholding had been required or made; provided that each Underwriter shall, upon reasonable request, provide to the Issuers all such forms and other documentation that it is legally eligible to provide as would allow for payments under this Agreement to be paid without (or at a reduced rate of) deduction or withholding on account of taxes (and each Underwriter shall otherwise reasonably cooperate with the Issuers to reduce any such deduction and withholding). For this purpose, “taxes” means all forms of taxation, duties (including stamp duty), levies, imposts, charges and withholdings (including any related or incidental penalty, fine, interest or surcharge), whenever created or imposed, and whether required by the law or regulations of Ireland, the United States or elsewhere (for the avoidance of doubt, “taxes” shall not include any taxes imposed on or determined by reference to the net income of an Underwriter or any of its affiliates (or any taxes imposed in lieu of such taxes)).

22.     Waiver of Immunity. To the extent that either Issuer has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, each Issuer hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement.

23.     Counterparts. This Agreement may be signed in one or more counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall constitute an original and all of which together shall constitute one and the same instrument. Any signature to this Agreement may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this Agreement.

24.     Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

25.     Recognition of the U.S. Special Resolution Regimes.

(a)    In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 25:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

26.     Contractual Recognition of Bail-In. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements or understanding between the parties hereto, each party acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(a)     the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of any of the Underwriters under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)     the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii)     the conversion of all, or a portion of, the BRRD Liability into shares, other securities or other obligations of an Underwriter or another person, and the issue to or conferral on the other parties of such shares, securities or obligations;

(iii)     the cancellation of the BRRD Liability;

(iv)     the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b)     the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

As used in this Section 26:

“Bail-in Legislation” means (i) in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time; (ii) in relation to the United Kingdom, the UK Bail-In Legislation; and (iii) in relation to any state other than a member state of the European Economic Area and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Bail-in Powers contained in that law or regulation.

“Bail-in Powers” means (i) any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation; (ii) in relation to the UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those power; and (iii) in relation to any other applicable Bail-In Legislation, any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers, and any similar or analogous powers under that Bail-In Legislation.

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, as amended.

“BRRD Liability” means a liability in respect of which the relevant Write-Down and Conversion Powers in the applicable Bail-in Legislation may be exercised.

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the relevant Underwriter.

“UK Bail-In Legislation” means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

27.    Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Basic Prospectus” shall mean the prospectus referred to in Section 1(a) above contained in the Registration Statement at the Effective Date.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

“Disclosure Package” shall mean (i) the Basic Prospectus as supplemented by all Preliminary Prospectuses; (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus.

“FINRA” shall mean the Financial Industry Regulatory Authority.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“FSMA” shall mean the U.K. Financial Services and Markets Act 2000.

“Initial Sale Time” shall mean the date and time specified as such in Schedule I hereto.

“Issuer Free Writing Prospectus” shall mean (i) an issuer free writing prospectus, as defined in Rule 433 and (ii) the electronic road show dated September 2021 and any other electronic road show and road show that is a written communication.

“Material Adverse Effect” shall mean a material adverse effect on the business, financial condition, results of operations or properties of the Company and its subsidiaries, taken as a whole.

“NYSE” shall mean the New York Stock Exchange.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus, together with the Basic Prospectus.

“Registration Statement” shall mean the registration statement, as amended by Post-Effective Amendment No. 1 thereto on Form S-3 (the File number of which is set forth on Schedule I hereto), filed by the Issuers on the date set forth on Schedule I hereto, registering under the Act the offer and sale of the Securities, including a basic prospectus, incorporated documents, exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended at the Execution Time and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 134,” “Rule 158,” “Rule 163,” “Rule 164,” “Rule 172,” “Rule 401,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430B,” “Rule 433,” “Rule 436,” “Rule 456,” “Rule 457” and “Regulation S-K” refer to such rules or regulation under the Act.

“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

[Remainder of page intentionally left blank; Signatures follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement among the Issuers and the several Underwriters.

Very truly yours,

JOHNSON CONTROLS INTERNATIONAL PLC

By:	/s/ Marc Vandiepenbeek
Name:	Marc Vandiepenbeek
Title:	Vice President and Corporate Treasurer

TYCO FIRE & SECURITY FINANCE S.C.A.

By:	/s/ Richard Dancy
Name:	Richard Dancy
Title:	Manager

[Underwriting Agreement]

The foregoing Agreement is
hereby confirmed and accepted
as of the date specified in
Schedule I hereto.

BARCLAYS CAPITAL INC.
CITIGROUP GLOBAL MARKETS INC.
CREDIT AGRICOLE SECURITIES (USA) INC.

As Representatives of the several underwriters

BARCLAYS CAPITAL INC.

By:	/s/ Kenneth Chang
	Name:	Kenneth Chang
	Title:	Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Brian D. Bednarski
	Name:	Brian D. Bednarski
	Title:	Managing Director

CREDIT AGRICOLE SECURITIES (USA) INC.

By:	/s/ Gordon F. Kingsley, Jr.
	Name:	Gordon F. Kingsley, Jr.
	Title:	Managing Director

[Underwriting Agreement]

SCHEDULE I

Underwriting Agreement dated September 13, 2021.

Registration Statement No. 333-236195, filed by the Company on January 31, 2020 as amended by Post-Effective Amendment No. 1 thereto, filed by the Company and the Co-Issuer on September 4, 2020.

Initial Time of Sale: 4:30 p.m. New York City time on September 13, 2021.

Closing Date, time and location: 9:00 a.m. New York City time at the offices of Latham & Watkins LLP, 555 Eleventh Street, NW, Washington, DC 20004, on September 16, 2021.

Description of Securities:

Notes due 2031

Title: 2.000% Sustainability-Linked Senior Notes due 2031

Aggregate principal amount: $500,000,000

Stated maturity date: September 16, 2031

Purchase price:       98.683%, plus accrued interest from September 16, 2021, if the Closing Date occurs after that date.

Interest Payment Dates:       Payable on March 16 and September 16 of each year, beginning on March 16, 2022

Sinking fund provisions: None

Redemption provisions:

Optional Redemption

Prior to June 16, 2031 (three months prior to the maturity date of the Securities) (the “Par Call Date”), the Issuers may, at their option, redeem the Securities, in whole at any time or in part from time to time, at a redemption price equal to the greater of (i) 100% of the principal amount of the Securities to be redeemed and (ii) as determined by the Quotation Agent and delivered to the Trustee in writing, the sum of the present values of the remaining scheduled payments of principal and interest thereon that would be due if the Securities matured on the Par Call Date (exclusive of interest accrued to the redemption date), discounted to the redemption date (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Redemption Treasury Rate (as defined in the Final Prospectus) plus 15 basis points, plus, in either case, accrued and unpaid interest, if any, thereon to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

On or after the Par Call Date, the Issuers may, at their option, redeem the Securities, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

SCHEDULE II

Underwriters	Principal Amount of Notes due 2031 to be Purchased
Barclays Capital Inc.	$116,666,000
Citigroup Global Markets Inc.	116,666,000
Credit Agricole Securities (USA) Inc.	116,666,000
Deutsche Bank Securities Inc.	33,334,000
Morgan Stanley & Co. LLC	33,334,000
UniCredit Capital Markets LLC	33,334,000
BofA Securities, Inc.	9,091,000
Danske Markets Inc.	9,091,000
J.P. Morgan Securities LLC	9,091,000
Standard Chartered Bank	9,091,000
Westpac Banking Corporation	9,091,000
CastleOak Securities, L.P.	4,545,000

Total	$500,000,000

SCHEDULE III

ISSUER FREE WRITING PROSPECTUSES

1. The term sheet set forth in Schedule IV hereto.

SCHEDULE IV

Filed Pursuant to Rule 433

Registration Statement No. 333-236195

and 333-236195-01

as amended by Post-Effective

Amendment No. 1 dated

September 4, 2020,

Supplementing the Prospectus

dated September 4, 2020 and

Preliminary Prospectus Supplement

dated September 13, 2021

Johnson Controls International plc

Tyco Fire & Security Finance S.C.A.

$500,000,000 2.000% Sustainability-Linked Senior Notes due 2031

Pricing Term Sheet

September 13, 2021

Issuers:	Johnson Controls International plc Tyco Fire & Security Finance S.C.A.

Trade Date:	September 13, 2021

Settlement Date**:	September 16, 2021 (T+3)

Joint Book-Running Managers:	Barclays Capital Inc. Citigroup Global Markets Inc. Credit Agricole Securities (USA) Inc. Deutsche Bank Securities Inc. Morgan Stanley & Co. LLC UniCredit Capital Markets LLC

Co-Managers:	BofA Securities, Inc. CastleOak Securities, L.P. Danske Markets Inc. J.P. Morgan Securities LLC Standard Chartered Bank Westpac Banking Corporation

Title of Securities:	2.000% Sustainability-Linked Senior Notes due 2031

Ratings (Moody’s / S&P)*:	[Intentionally omitted]

Aggregate Principal Amount Offered:	$500,000,000

Maturity Date:	September 16, 2031

Interest Rate:	2.000% per annum (the “Initial Interest Rate”), subject to increase as described in “Interest Rate Step-up” below.

Interest Rate Step-up:	From and including March 16, 2026 (or if such day is not a Business Day, the next succeeding Business Day) (the “Interest Rate Step Up Date”), the interest rate payable on the Notes shall

Sch. IV-1

be increased from the Initial Interest Rate by, in aggregate, (i) an additional 12.5 basis points per annum unless the Issuers have notified the Trustee in writing on or before the date that is 15 days prior to the Interest Rate Step Up Date (the “Notification Date”) in the form of an Officer’s Certificate certifying that such officers have determined that the Issuers have satisfied the Scope 1 and Scope 2 Emissions Sustainability Performance Target and received a related Assurance Letter from the External Verifier and (ii) an additional 12.5 basis points per annum unless the Issuers have notified the Trustee in writing on or before the Notification Date in the form of an Officer’s Certificate certifying that such officers have determined that the Issuers have satisfied the Scope 3 Emissions Sustainability Performance Target and received a related Assurance Letter from the External Verifier.

Benchmark Treasury:	UST 1.250% due August 15, 2031

Benchmark Treasury Price and Yield:	99-11; 1.321%

Spread to Benchmark Treasury:	+77 basis points

Yield to Maturity:	2.091%

Price to Public:	99.183%, plus accrued interest, if any, from September 16, 2021

Gross Proceeds:	$495,915,000

Interest Payment Dates:	Payable on March 16 and September 16 of each year, beginning on March 16, 2022

Optional Redemption:	Prior to June 16, 2031 (three months prior to the maturity date of the Securities), callable at make-whole (T + 15 basis points)

Par Call:	On or after June 16, 2031 (three months prior to the maturity date of the Securities)

CUSIP/ISIN:	47837R AD2 / US47837RAD26

Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

Listing:	Application will be made to list the notes on the New York Stock Exchange

*	The security ratings set forth above are not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal by the assigning rating organization at any time.
**

It is expected that delivery of the notes will be made to investors on or about September 16, 2021, which will be the third business day following the trade date set forth above (such settlement being referred to as “T+3”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to two business days before the notes are delivered will be required, by virtue of the fact that the notes initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to the date of delivery should consult their own advisors.

Sch. IV-2

The issuers have filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuers have filed with the SEC for more complete information about the issuers and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuers, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Barclays Capital Inc. toll-free at (888) 603-5847; Citigroup Global Markets Inc. toll-free at (800) 831-9146; or Credit Agricole Securities (USA) Inc. toll-free at (866) 807-6030.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg email or another communication system.

Sch. IV-3